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                                                                    EXHIBIT 10.2


                          REAL ESTATE PURCHASE CONTRACT

STATE OF TEXAS                   )
                                 )
COUNTY OF DALLAS                 )

         THIS REAL ESTATE PURCHASE CONTRACT (this "Contract") is made this 19th day of July, 1999 (the "Effective Date") by and between Home Interior & Gifts, inc. (hereinafter referred to as "Seller") and Parker Equities, Inc., a Texas corporation with principal offices in Dallas County, Texas (hereinafter referred to as "Purchaser"), upon the terms and conditions set forth herein.

                                   ARTICLE I.

                                PURCHASE AND SALE

         Upon the terms and subject to the conditions set forth in this Contract, Seller hereby agrees to sell and convey to Purchaser and Purchaser hereby agrees to purchase from Seller all of the property described in (a), (b) and (c) below (the "Property") described below:

               (a) Seven tracts of land described in Exhibit "A" attached hereto and made a part hereof, together with all right, title and interest, if any, of the Seller in and to any adjacent streets, alleys or rights-of-way (individually, each a "Tract" and collectively the "Land");

               (b) Seven office/warehouse buildings containing approximately 623,799 square feet, parking areas and other improvements located on the Land, described in Exhibit "A", together with all fixtures, equipment and systems, owned by Seller, used in the operation of such buildings and improvements and affixed to or located on the Land on the date hereof (individually, each a "Building" and together with the Tract where such Building is located, each a "Site" and all the Buildings are collectively referred to herein as the "Improvements"); and

               (c) Such other rights, interests and property as may be specified in this Contract to be sold, transferred, assigned or conveyed by Seller to Purchaser.

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                                   ARTICLE II.

                                 PURCHASE PRICE

         2.1. Amount of Purchase Price. The Purchase Price ("Purchase Price") for said Property shall be the sum of Sixteen million four hundred and eight thousand dollars ($16,408,000.00). If this Contract is terminated with respect to one or more of the Site(s) as provided for herein, but not all of the Sites, the Purchase Price shall be reduced by the amount set forth on Exhibit "A" for the Site(s) being terminated.

         2.2. Payment of Purchase Price. The Purchase Price shall be payable in cash at Closing.



                                  ARTICLE III.

                             PURCHASER'S OBLIGATIONS

         3.1. Conditions to Purchaser's Obligations. The obligations of Purchaser hereunder to consummate the transactions contemplated hereby are subject to the satisfaction of each of the following conditions (any of which may be waived in whole or in part by Purchaser at or prior to the Closing).

         3.2. Title Commitment. A commitment for Title Insurance (the "Commitment") shall be delivered to Purchaser on or before ten business (10) days after this Contract has been executed, issued by First American Title Company and countersigned by an escrow officer of Republic Title of Texas, Inc., 300 Crescent Court, #100, Dallas, Texas 75201, Attn: Ms. Leslie B. Wheeler, ("Title Company") and describing the matters affecting title to each Site and setting forth the terms and conditions under which said Title Company is willing to issue its Owners Policy of Title Insurance. No objections to title shall be made by Purchaser unless such matter(s) has/have a material affect on the value of any Site. In the event such type of exceptions appear in such binder, Purchaser shall so notify Seller in writing on or before twenty (20) days from the date of this Contract. Purchaser shall be deemed to have waived, accepted and approved all matters set out in the Commitment to which it has not objected in writing within twenty (20) days of the date of this Contract. Seller will either cause the objected to exceptions to be released or modified to the reasonable satisfaction of Purchaser within ten (10) days of Purchaser's objection (but shall have no obligation to do so), or Purchaser may elect in writing to terminate this Contract only with respect to the Site(s) which is/are affected by such objection(s) which has/have not been cured. If Purchaser fails to terminate this Contract with respect to any Site within such ten (10) day period, then Purchaser shall be deemed to have waived all such objections previously made. Any exception to which no objection is made or which exception is waived or deemed waived or which is modified to the reasonable satisfaction of Purchaser is referred to herein as a Permitted Exception.


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         3.3 Survey. As soon as reasonably practicable, Seller shall furnish
Purchaser a current survey for each Site (hereinafter collectively called the "Survey") which shall (1) show the area and boundaries of each Tract, (2) locate all easements (whether of record or apparent from an inspection of each Tract), rights-of-way on or adjacent to each Tract (identified by recording data, if applicable), (3) show the location and size of all streets (existing and proposed) and utility lines on or adjacent to each Tract, (4) reflect any encroachments or protrusions, railroads, rivers, creeks, or other water causes, fences, utilities, including size and location and other matters located on or affecting each Tract (and any recording information relating thereto), (5) set forth the number of square feet comprising the land thereon, together with a legal description of each Tract by metes and bounds, (6) contain a certification as to the existence of any portion of each Tract within a 100 year flood plain or within any flood prone area as reflected by applicable FEMA map or community panel, and (7) contain a certification by the surveyor reasonably acceptable to the Title Company and to Purchaser. In the event the Survey contains any matters which have a material affect on the value on any Site, Purchaser shall so notify Seller in writing on or before thirty (30) days from the date of this Contract. Purchaser shall be deemed to have waived, accepted and approved all matters set forth on such Survey to which it has not objected in writing within thirty (30) days of the date of this Contract. Seller will either cause the objected to exceptions to be released or modified to the reasonable satisfaction of Purchaser within ten (10) days of Purchaser's objection (but shall have no obligation to do so), or Purchaser may elect in writing to terminate this Contract only with respect to the Site(s) which is/are affected by such objection(s) which has/have not been cured. If Purchaser fails to terminate this Contract with respect to any Site within such ten (10) day period then Purchaser shall be deemed to have waived all such objections previously made. Any matter to which no objection is made or which exception is waived or deemed waived or which is modified to the reasonable satisfaction of Purchaser shall be a "Permitted Exception."

         3.4 Inspections.

              (a) Purchaser and its architects and engineers shall have until the date which is 60 days after the Effective Date (the "Inspection Expiration Date"), to inspect the Property and review the Materials (hereinafter defined) and do any other inspection including environmental audit that Purchaser in its reasonable discretion deems pertinent. Notwithstanding the foregoing, Seller grants Purchaser and its engineers the right to core or otherwise penetrate any slab, parking lot or pavement; provided, however, that Purchaser shall, at its sole expense, repair and restore any and all portions of the Property that are cored, penetrated, dismantled or otherwise disturbed in connection with such inspections and return them to the condition in which they existed immediately prior to such inspection activities. Buyer shall provide Seller with not less than twenty-four (24) hours notice of its intention to perform any such procedure (and Seller may supervise the performance of such procedure). All inspections shall be done without unreasonably interfering with any tenant's or Seller's business operations, shall be done in compliance with all applicable laws and shall be done at the sole risk and expense of Purchaser.



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Seller may also supervise the repair required to be performed by Purchaser (or its engineers) at Purchaser's expenses. Purchaser shall indemnify Seller and its agents from and against all claims resulting from any entry on the Property by Purchaser or any of its agents, contractors, consultants or other representatives ("Purchaser's Representative") or any activities conducted in or on the Property by Purchaser, or any of Purchaser's Representatives, together with all expenses incurred by Seller and/or its agents by reason thereof including, without limitation, reasonable attorneys' fees and disbursements, which obligation shall survive the Closing or the termination of this Contract.

              (b) In the event Purchaser's inspection of the Property or of any of the Materials reveals any Material Physical Defects at any Site, then Purchaser shall give written notice to Seller of such Material Physical Defects immediately after discovering same, but in all events by no later than the Inspection Expiration Date (the "Reported Physical Defects"). Except for Environmental Defects (hereinafter defined), Purchaser shall not have the right to object to Physical Defects which are not Material Physical Defects. By no later than the date which is 30 days after the Inspection Expiration Date (the "Cure Expiration Date"), Seller may (but shall have no obligation to do so) offer to correct some or all of any such Reported Physical Defects. If (i) Seller has not offered a reasonable solution with respect to any Reported Physical Defects or (ii) if there are any Major Physical Defects, then (A) with respect to any Site other than the Sites located at 4545 and 4550 Spring Valley Road, Dallas, Texas (the "Spring Valley Sites"), Purchaser may terminate this Contract only with respect to the Site(s) which is/are affected by such uncured objectionable matter(s) or (B) with respect to either of the Spring Valley Sites, Purchaser may terminate this Contract with respect to all (but not a portion) of the Sites. Such termination shall only be effective if Purchaser delivers written notice thereof to Seller by no later than the Cure Expiration Date. If Purchaser fails to terminate this Contract with respect to any Site by the Cure Expiration Date or Purchaser sends no objection notice to Seller by the Inspection Expiration Date then Purchaser shall be deemed to have waived all such objections. For purposes of this paragraph:

         "Physical Defects" shall mean the physical defects or damage or deferred maintenance (other than Environmental Defects) affecting the Property as discovered by Purchaser's inspections;

         "Material Physical Defects" shall refer to Physical Defects on each Site independently and shall mean that the cumulative cost to remedy the physical defects at any such Site exceeds $25,000; and

         "Major Physical Defects" shall refer to the Reported Physical Defects on each Site independently and shall mean that the cumulative cost to remedy the Reported Physical Defects at any such Site exceeds the Major Physical Defects Threshold shown on Exhibit "A" for such Site.

              (c) In the event Purchaser's inspection of the Property or of any of the Materials reveals the presence of any hazardous or toxic substances or any other



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environmental issues ("Environmental Defects") at any Site which impairs
Purchaser's ability to obtain financing on such Site, then Purchaser shall give written notice to Seller of such Environmental Defects immediately after discovering same, but in all events by no later than the Inspection Expiration Date (the "Reported Environmental Defects"). By no later than the Cure Expiration Date, Seller may (but shall have no obligation to do so) correct some or all of any such Reported Environmental Defects. If Seller has not cured to Purchaser's reasonable satisfaction any Reported Environmental Defects, then (A) with respect to any Site other than the Spring Valley Sites, Purchaser may terminate this Contract only with respect to the Site(s) which is/are affected by such uncured objectionable matter(s) or (B) with respect to either of the Spring Valley Sites, Purchaser may terminate this Contract with respect to all (but not a portion) of the Sites. Such termination shall only be effective if Purchaser delivers written notice thereof to Seller by no later than the Cure Expiration Date. If Purchaser fails to terminate this Contract with respect to any Site by the Cure Expiration Date or Purchaser sends no objection notice to Seller by the Inspection Expiration Date then Purchaser shall be deemed to have waived all such objections.

              (d) As part of its inspections prior to the Inspection Expiration Date, Purchaser shall have the right to retain, at its sole cost and expense, Reed Environmental Engineers or other engineers of its selection ("Engineer") to undertake Environmental Site Assessments at the Sites (the "Assessments"). Prior to commencing such Assessments (i) Purchaser shall provide Seller with the reasonable opportunity to review and comment on the scope of work and locations where the samples are being taken in order to facilitate a joint application, if necessary, for the State of Texas "Innocent Owner Program" and (ii) Purchaser shall cause the Engineer to provide Seller with a copy of the Engineer's insurance certificate showing Seller as an additional named insured. Seller shall be a named party on any Assessments, and copies shall be provided to Seller upon their respective completion by the Engineer.

         3.5 Other Documents. To the extent in Sellers possession and control, Seller shall deliver to Purchaser within ten (10) days of the execution of this Contract true and correct copies of the following (the "Materials"):

               (1)  A Schedule of all insurance policies on the Property.

               (2) A copy of all leases, estoppels issued in connection with proper transfers of leasehold interests or financings, certificates of occupancy and warranties on the improvements to the Property.

               (3) Complete "as-built" plans, soil tests, engineering documents, plans and reports for the original construction and any subsequent engineering or environmental report, building permit, contract for repairs or improvements.



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               (4)  A list of operating expenses for calendar years 1996, 1997 and 1998 showing the cost of all operating expenses including electrical, water, gas, trash and maintenance by months.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
                             OF SELLER AND PURCHASER

         Seller hereby represents, warrants to, and where applicable agrees with Purchaser as follows, which representations and warranties shall be deemed made by Seller to Purchaser also as of the Closing Date:

               (1) Except for final approval of the Board of Directors as provided in Article XI (l) hereof, Seller has legal capacity and authority to perform Seller's obligations hereunder. Except for Seller and Seller's affiliates, to the best knowledge of Seller, there are no parties in possession of a portion of the Property as lessees under unrecorded leases.

               (2) There is no pending or to the best of Seller's knowledge threatened condemnation or similar proceeding or assessment affecting the Property, or any part thereto, not to the best knowledge of Seller is any such proceeding or assessment contemplated by any governmental authority;

               (3) To the best of its knowledge, Seller has complied in all material respects with all applicable laws, ordinances, regulations, statutes, rules and restrictions relating to the Property, or any part thereof and has received no notice and has no knowledge of any material violation or claim thereof;

               (4) During the period from the date of this Contract to the Closing Date, Seller agrees that:

                    (a) Seller will manage and operate the Property in substantially the same manner as the same has heretofore been operated and managed.

                    (b) The Improvements will be maintained in as good condition and state of repair as that existing on the date of this Contract, normal wear and tear and casualty excepted.



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                    (c)  No additional buildings or other material improvements will be constructed on the Land without the prior written consent of Purchaser.

                    (d) To the best of Seller's knowledge, the Property is free of asbestos, polychlorinated biphenyls, dioxins, radon gas and hazardous or toxic substances and, to the best of Seller's knowledge, has never been used as a so called "dumpsite" and the Seller has never so used the Property, nor used asbestos or other toxic substances in the construction, operation or maintenance of the Property except in immaterial amounts in accordance with applicable laws (the foregoing representation and warranty is limited by and excludes any such conditions as are disclosed by Purchaser's inspection prior to Closing).

                    (e) To the best knowledge of Seller, there are no agreements relating to the Property which would not be terminable at or after Closing by Purchaser on thirty
                         (30) days notice or less without penalty.

         For purposes of this section, "to the best knowledge of Seller" or similar phrases shall be limited to the actual knowledge of Jim King and Leonard Robertson without independent investigation except that Jim King and Leonard Robertson will reasonably review the relevant files of Seller.

         EXCEPT FOR THE SPECIAL WARRANTY OF TITLE TO BE CONTAINED IN SELLER'S DEEDS AND THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS CONTRACT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER "AS IS, WHERE IS AND WITHALL FAULTS," AND SELLER DOES NOT WARRANT OR MAKE ANY REPRESENTATION, EXPRESS OR IMPLIED AS TO ITS FITNESS FOR A PARTICULAR PURPOSE, MARKETABILITY, FOOTAGE, PHYSICAL CONDITION, COMPLIANCE WITH LAWS AND REGULATIONS; OR THE FITNESS OF THE PROPERTY FOR BUYER'S PLANNED USE. IF CLOSING SHALL OCCUR, EXCEPT FOR LIABILITY ARISING OUT OF THE INACCURACY OF THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, SELLER SHALL BE DEEMED TO BE AUTOMATICALLY RELEASED BY BUYER AND ITS SUCCESSORS AND ASSIGNS OF AND FROM ALL LIABILITIES, OBLIGATIONS AND CLAIMS, KNOWN OR UNKNOWN, THAT BUYER MAY HAVE AGAINST SELLER OR THAT ARISE IN THR FUTURE. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING.



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         Purchaser hereby represents and warrant to Seller, which
representations and warranties shall be deemed made by Purchaser to Seller also as of the closing Date, that: (1) Purchaser has legal capacity and authority to enter into, and to perform, Purchaser's obligations hereunder; and (2) Purchaser has readily available funds in an amount sufficient to perform its obligations hereunder and to purchase the Property pursuant to the terms hereof.

                                   ARTICLE V.

                                     CLOSING

         The Closing shall be held at the office of Republic Title of Texas, Inc. on or before December 1, 1999, or such earlier date, or at such time, date, and place as Seller and Purchaser may agree upon in writing (which date is herein referred to as the "Closing Date"). At the Closing, Seller shall deliver to Purchaser one or more duly executed and acknowledged Special Warranty Deeds (the "Deeds") conveying good and indefeasible title in fee simple to each of the Sites, free and clear of any and all liens, encumbrances, conditions, easements, assessments, and restrictions, except for the following:

               (1) Covenants, encumbrances, conditions and restrictions set forth in the Title Commitment and approved by Purchaser pursuant to Sections 3.02 and Permitted Exceptions;

               (2) General real estate taxes for the year of Closing and subsequent years not yet due and payable and subsequent assessments for prior years due to change in land usage or ownership;

               (3)  Any exceptions approved by Purchaser.

         Seller shall furnish at Seller's cost at Closing a Texas Standard Owner Policy of Title Insurance issued by the Title Company in the full amount of the Purchase Price containing no exception to such title other than the Permitted Exceptions and the standard printed exceptions, the exception for taxes shall be limited to taxes for the year in which Closing occurs and subsequent years and subsequent assessments for prior years due to change in land usage or ownership, any exception for parties in possession of each Site shall be limited to rights of tenants in possession, as tenants only, pursuant to unrecorded leases and there shall be no exception for visible and apparent easements, and any other permitted exceptions shall be only those items shown on the Commitment issued by the Title Company which have been approved by Purchaser or which are Permitted Exceptions hereunder.

         General real estate taxes, special taxes and assessments for the then current year relating to the property, rents, association dues, utilities and insurance shall be prorated as of the Closing Date and shall be adjusted in cash at the Closing. If the Closing shall occur before the tax rate and/or the tax valuation is fixed for the then current year, the



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apportionment of taxes shall be estimated and pro rated based upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation. In the event the actual taxes differ from such estimate, Seller and Purchaser agree to adjust the proration. Any adjusted payment shall be made within fifteen (15) days after notification by either party that such adjustment is necessary.

         In addition to the Deeds, at the Closing, Seller shall deliver to Purchaser (i) one executed original of each of the Leases (hereinafter defined),
(ii) an affidavit executed on behalf of Seller that Seller is not a foreign corporation or entity, and (iii) the keys to each of the Buildings.

         In addition to the Purchase Price, at the Closing, Purchaser shall deliver to Seller an executed original of each of the Leases.

                                   ARTICLE VI.

                                  EARNEST MONEY

         For the purpose of securing the performance of Purchaser under the terms and provisions of this Contract, Purchaser will deliver to the Title Company the sum of Fifty Thousand Dollars ($50,000) (the "Earnest Money"), within three (3) business days of final execution of this Contract. On or before the Inspection Expiration Date, Purchaser shall deposit an additional earnest money deposit in the amount of Four Hundred Fifty Thousand Dollars ($450,000.00) with the Title Company, which shall become part of the Earnest Money. The aggregate Earnest Money shall consist of Five Hundred Thousand Dollars ($500,000), to be handled and disbursed as provided in this Contract. All sums comprising the Earnest Money shall be held in an interest-bearing account at a federally insured depository institution. At the Closing, the Earnest Money plus all interest accrued therein, shall be paid over to Seller and applied to the cash portion of the Purchase Price or returned to Purchaser at its option. Unless this Contract is terminated by Purchaser in accordance with, Sections 3.2, 3.3, or 3.4 (in which event the Earnest Money shall be refunded to Purchaser), hereof the Earnest Money of Purchaser shall be non-refundable. If Purchaser fails to deposit any portion of the Earnest Money when such portion of the Earnest Money is due, this Contract shall automatically terminate and any Earnest Money already deposited shall be released to Seller as liquidated damages. The parties agree that, unless otherwise agreed to by Seller, the Earnest Money shall not be used to fund any repairs or replacements to the Property that are discovered during Purchaser's inspection of the Property.

                                  ARTICLE VII.

                                BREACH BY SELLER

         In the event Seller shall fail to consummate the sale of the Property for any reason, except Purchaser's default, Purchaser may as Purchaser's sole and exclusive



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remedies: (1) enforce specific performance of the Contract; or (2) request that the Earnest Money shall be forthwith returned by the Title Company to Purchaser which are agreed to be Purchaser's exclusive remedies.

                                  ARTICLE VIII.

                               BREACH BY PURCHASER

         In the event Purchaser should fail to consummate the purchase of the Property for any reason, except Seller's default hereunder, Seller will have the right to receive the Earnest Money from the Title Company, such sum being agreed on as liquidated damages for the failure of Purchaser to perform the duties, liabilities and obligations imposed upon it by the terms and provisions of this Contract as Seller's exclusive remedy.

                                   ARTICLE IX.

                                  RISK OF LOSS

         In the event that any Site is materially damaged or destroyed by fire or other casualty or a material portion thereof is taken by eminent domain prior to Closing, Purchaser may elect to (1) terminate the Contract only with respect to the affected Site, or (2) the transaction shall be closed in accordance with the terms of this Contract except that Seller shall reduce the Purchase Price by the amount of any deductible related to such loss of any applicable insurance policy and assign to Purchaser all of its rights under such insurance policy or policies.

                                   ARTICLE X.

                              BROKERAGE COMMISSION

         If the sale contemplated by this Contract is closed, Seller agrees to pay a cash commission equal to six percent (6%) of the first $1,000,000 of the Purchase Price and three percent (3%) of the balance of the Purchase Price, to be paid at Closing and be divided equally between Willis Realty Advisors and The Staubach Company (collectively, the "Brokers"). The Brokers shall be privileged to share such commission with any other licensed real estate broker or salesperson. Notwithstanding the foregoing, the payment of the foregoing commission to the Brokers shall fully discharge the obligation of Seller for commissions to the Brokers in connection with this transaction. The Broker's right to such commission shall vest upon Closing but not otherwise.

         Purchaser and Seller each represent and warrant to the other that except as disclosed herein neither has employed any real estate agent, broker or finder in connection with the transaction contemplated by this Contract, and each party agrees to indemnify the other from and against all brokerage commissions and finders' fees arising or resulting from acts or omissions of the indemnifying party.



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         Purchaser hereby acknowledges that, at the time of the execution of this Contract, the undersigned Broker advised the Purchaser by this writing that the Purchaser should have the abstract covering the real estate which is the subject of this Contract examined by an attorney of the Purchaser's own selection or that the Purchaser should be furnished with or obtain a policy of title insurance.

                                   ARTICLE XI.

                                  MISCELLANEOUS

         (a) Survival of Covenants. Except as otherwise provided herein, any of the representations, warranties, covenants and agreements of the parties, as well as any rights and benefits of the parties, pertaining to a period of time following the Closing of the transactions contemplated hereby shall survive the Closing for a period of 90 days after Closing.

         (b) Notice. Any notice required or permitted to be delivered hereunder shall be deemed received when deposited in the United States' mail, postage prepaid, certified mail, return receipt requested, addressed to Seller or Purchaser, as the case may be, at the address set forth below:

          If to Purchaser:          Parker Equities, Inc.
                                    5956 Sherry Lane, # 1620
                                    Dallas, Texas 75225

          With Copy to:             Mr. Tom Wittenbraker
                                    4625 Greenville Avenue, #101
                                    Dallas, Texas 75206

          If to Seller:             General Counsel
                                    Home Interiors & Gifts, inc.
                                    4550 Spring Valley Road
                                    Dallas, Texas 75248

          With Copy to:             Mr. Robert Feldman
                                    Weil, Gotshal & Manges LLP
                                    100 Crescent Court, Suite 1300
                                    Dallas, Texas  75201

         (c) Texas Law to Apply. This Contract shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Dallas County, Texas.

         (d) Parties Bound. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal



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representatives, successors and assignees where permitted by this Contract. It is expressly agreed that the rights and duties of Purchaser hereunder shall not be assignable in whole or in part to any party without the prior written consent of Seller. Notwithstanding the foregoing, Purchaser may assign this Contract to a party that is fully cable of performing Purchaser's obligations and truthfully making Purchaser's representations and warranties under this Contract provided that (i) Jeff P. Howle owns a material financial stake (direct or indirect) in such party and (ii) Purchaser is the general partner of such party if such party is a limited partnership or the managing member of such party if such party is a limited liability company.

         (e) Legal Construction. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision hereof and this Contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         (f) Prior Agreements Superseded. This Contract constitutes the sole and only agreement of the parties hereto and superseded any prior understandings or written or oral agreements between the parties respecting the within subject matter.

         (g) Gender. Words of any gender used in this Contract shall be and construed to include any other gender, and words in the singular number shall be held to include the plural, and vise versa, unless the context requires otherwise.

         (h) Attorney's Fee. If any party shall be required to employ an attorney to enforce or defend the rights of such party hereunder, the prevailing party shall be entitled to recover reasonable attorney's fees and costs of court.

         (i) Section 1031. The parties covenant and agree to reasonably cooperate with each other, at no cost to the other, in effecting a tax deferred exchange involving the Property under and pursuant to Section 1031 of the Code. No party shall be obligated to take title to any replacement property or incur any cost or expense as part of such cooperation. The obligations of the parties hereunder shall not be conditioned upon effecting any such tax deferred exchange.

         (j) Sale/Leaseback. At Closing, Purchaser and Seller will enter into counterpart lease agreements (individually, each a "Lease" and collectively, the "Leases") for each Site (except the Site located in Lewisville, Texas) in a lease form which substantially conforms to the form of Lease attached hereto as Exhibit "B" as modified by the written comments and conceptual changes written on the face thereof. Prior to Closing, Purchaser and Seller shall finalize the form of Lease based on the foregoing modifications. The lease rate will be three dollars ($3.00) per square foot, per annum, payable monthly, absolute net, with Seller/tenant being responsible for ordinary expenses, associated with each leased Site. The expenses include, but are not limited to, the real estate taxes, personal property taxes, all insurance expenses, all utilities, and repairs and maintenance to each leased Site. The term for each Lease shall commence at Closing and shall expire as set forth on Exhibit "A".

         (k) Access to Property. Commencing on the date which is the earlier of
(i) the date which Seller notifies Purchaser that it has completed its communications with its employees at each Site and (ii) fifteen (15) days after the Effective Date, Seller agrees that Purchaser will be allowed to show each Site to prospective lease tenants at anytime during normal business hours, with twenty-four (24) hour notice to Seller and Purchaser (or Purchaser's Representatives) and will be allowed to erect a "For Lease" sign on each Site. Neither Purchaser nor Purchaser's Representatives shall hold itself out as the agent of Seller and no lease or other agreement between Purchaser, or Purchaser's Representatives and any party shall, in any way, bind Seller. Purchaser shall indemnify Seller and its agents from and against all claims resulting from any entry on the Property by Purchaser or Purchaser's Representatives or any activities conducted in or on the Property by Purchaser, or any of Purchaser's Representatives, together with all expenses incurred by Seller and/or its agents by reason thereof including, without limitation, reasonable attorneys' fees and disbursements, which obligation shall survive the Closing or the termination of this Contract.


                       [SIGNATURES ON THE FOLLOWING PAGE]

         Executed in multiple counterparts this 19th day of July, 1999.

                                            SELLER:

                                            Home Interiors & Gifts, inc.

                                            By: /s/ DONALD J. CARTER, JR.
                                               --------------------------------

                                            Name:   DONALD J. CARTER, JR.
                                                 ------------------------------

                                            Title: CEO
                                                  -----------------------------

                                            PURCHASER:

                                            Parker Equities, Inc.

                                            By: /s/ JEFF P. HOWLE
                                               --------------------------------
                                               Jeff P. Howle, President

                                   EXHIBIT "A"

Legal:

Being Lot 1, in Block A, of HOME INTERIORS PARK, an Addition to the City of Farmers Branch, Texas, according to the Map thereof recorded in Volume 71189, Page 119, of the Map Records of Dallas County, Texas;

Being part of Lots 4 and 5, Block 3, of METROPOLITAN INDUSTRIAL PARK, SECTION FOUR-SECOND INSTALLMENT, an Addition to the City of Farmers Branch, Dallas County, Texas, according to the Map thereof recorded in Volume 73063, Page 24, of the Map Records of Dallas County, Texas, and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes;

Being a portion of Block C, of CARROLLTON COMMERCE CENTER, an Addition to the City of Carrollton, Dallas County, Texas, according to the Map thereof recorded in Volume 78167, Page 1250, Map Records, Dallas County, Texas, and being more part described on Exhibit A attached hereto and made a part hereof for all purposes;

Being a tract of land containing 3.91 acres, more or less, situated in the JAMES
A. SIMMONS SURVEY, ABSTRACT NO. 1296, Dallas County, Texas, and being more particularly described by metes and bounds description to be provided;

Being 2 tracts of land situated in the H. Moss Survey, Abstract No. 626, Collin County, Texas and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes;

Being all of LOT 1, BLOCK 1 OF NORTHEAST BUSINESS PARK NO. 7, an Addition to the City of Garland, Dallas County, Texas, according to the Map thereof recorded in Volume 80155, Page 1113, of the Map Records of Dallas County, Texas. SAVE AND EXCEPT that right of way dedicated to the City of Garland by instrument filed 06/01/1994, recorded in Volume 94104, Page 3754, Deed Records, Dallas County, Texas; and

Being a 2.0 acre tract of land in the J. W. KING SURVEY, Abstract No. 695, City of Lewisville, Denton County, Texas, and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes.

Improvements:

                                                                      Agreed Value of each
                                                                      Site as a portion of         Lease
                                                                       the total Purchase        Expiration       Major Physical
                                                                              Price                 Date         Defects Threshold
-------- ----------------------- ----------------- ------------------ ---------------------- ------------------- -----------------
(1)      4550 Spring Valley      210,233 S.F.      8.0000 acres            $  5,718,573         June 30, 2000         $100,000
         Dallas, Texas

-------- ----------------------- ----------------- ------------------ ---------------------- ------------------- -----------------
(2)      4545 Spring Valley      114,380 S.F.      5.5770 acres            $  3,099,870         June 30, 2000         $100,000
         Dallas, Texas

-------- ----------------------- ----------------- ------------------ ---------------------- ------------------- -----------------
(3)      1130 W. Jackson Rd.     54,000 S.F.       3.1945 acres            $  1,350,000          May 31, 2000         $ 25,000
         Carrollton, Texas

-------- ----------------------- ----------------- ------------------ ---------------------- ------------------- -----------------
(4)      815 S. Coppell Road     78,750 S.F.       3.9100 acres            $  2,133,300         June 30, 2000         $ 25,000
         Coppell, Texas

-------- ----------------------- ----------------- ------------------ ---------------------- ------------------- -----------------
(5)      10351 Home Road         86,400 S.F.       5.0000 acres            $  2,073,600        August 31, 2000        $ 25,000
         Frisco, Texas

-------- ----------------------- ----------------- ------------------ ---------------------- ------------------- -----------------
(6)      2601 West Kingsley      54,000 S.F.       4.5044 acres            $  1,404,000         April 30, 2000        $ 25,000
         Garland, Texas

-------- ----------------------- ----------------- ------------------ ---------------------- ------------------- -----------------
(7)      582 E. Hwy. 121         26,036 S.F.       2.0000 acres            $    628,657            No Lease           $ 25,000
         Lewisville, Texas

-------- ----------------------- ----------------- ------------------ ---------------------- ------------------- -----------------
                                                   Total............       $ 16,408,000
-------- ----------------------- ----------------- ------------------ ---------------------- ------------------- -----------------

                                   EXHIBIT "B"

                                  Form of Lease

                                 LEASE AGREEMENT


Note:    The concepts noted in brackets shall be added to this form of Lease prior to its execution.


         THIS LEASE AGREEMENT is made and entered into as of the date set forth below between Parker Equities, Inc., hereinafter referred to as "Lessor" and _________________, hereinafter referred to as "Lessee":


                              W I T N E S S E T H :

          1. LEASED PREMISES: In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises (referred to as "leased premises" and containing approximately ____ square feet) situated at ___________________ (sometimes referred to as "the building" or "the project"):

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------

         2. TERM: Subject to and upon the conditions set forth below, the term of this Lease shall commence on __________ (the "commencement date") and shall terminate __________(__) months thereafter.

         3. RENT: (a) Lessee agrees to pay monthly as base rental during the term of this Lease the following amounts:

                 Months                     Monthly Base Rental
                 ------                     -------------------
         _________________________:         $______ per month
         _________________________:         $______ per month
         _________________________:         $______ per month
         _________________________:         $______ per month
         _________________________:         $______ per month

Each installment shall be payable to Lessor at the address shown below on the first day of the month. One monthly installment of rent shall be due and payable on or before the first day of each calendar month succeeding the "commencement date" or "completion date" during the demised term; provided, that if the "commencement date" or the "completion date" should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the demised term. Lessee shall pay, as additional rental, all other sums due under this Lease.

         (b) If any increase in the fire insurance premiums paid by Lessor for the building in which Lessee occupies space is caused by Lessee's use and occupancy of the leased premises, or if Lessee vacates the leased premises and causes an increase in such premiums, then Lessee shall pay as additional rental the amount of such increase to Lessor.

         (c) Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor within 3 business days after Lessor notifies Lessee in writing that the rent is overdue, a service charge of five per cent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease. In addition, Lessor shall be entitled to charge twenty-five dollars for each check or payment which is not honored by Lessee's bank. Said charge to be in addition to any other amounts owed under this Lease.

         (d) In the event the operating expenses (as defined below) of Lessor for the building and/or project of which the leased premises are a part shall, in any calendar year during the term of this Lease, exceed the sum of $ -0- per square foot, Lessee agrees to pay as additional rental Lessee's pro rata share of such excess operating expenses. Lessor shall, within three (3) months following the close of any calendar year for which additional rental is due under this paragraph, invoice Lessee for the additional rental. The invoice shall include in reasonable detail all computations of the additional rental, and Lessee agrees to pay the additional rental within thirty (30) days following receipt of the invoice. If this Lease shall terminate on a day other than the last day of a year, the amount of any additional rental payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of such year to and including such termination date bears to 365. During the year in which this Lease terminates, Lessor shall have the option to invoice Lessee for Lessee's pro rata share of the excess operating expenses based upon the previous year's excess operating expenses; Lessor shall invoice Lessee under this option within thirty days prior to the termination of this Lease or at any time thereafter. Lessee shall have the right, at it own expense and at a reasonable time, to audit Lessor's books relevant to the additional rentals due under this paragraph 3.

         (e) The term "operating expenses" as used above includes all expenses incurred with respect to the maintenance and operation of the building and/or project of which the leased premises are a part, including, but not limited to, maintenance and repair costs, sewer, security, trash and snow removal, landscaping and pest control, all services, supplies, repairs, or other expenses for maintaining and operating the building and/or project including common area, parking area. The term "operating expenses" also includes all real property taxes and installments of special assessments, including special assessments due to deed restrictions, which accrue against the building and/or project of which the leased premises are a part during the term of this Lease as well as all insurance premiums Lessor is required to pay or reasonably deems necessary to pay, including liability insurance, with respect to the building and/or project. The term operating expenses does not include any capital improvement to the building and/or project of which the leased premises are a part, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other casualty, income and franchise taxes of Lessor, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Lessor, compensation paid to any employee of Lessor above the grade of building superintendent nor any depreciation allowance or expense.

4. REPAIRS AND MAINTENANCE: (a) Unless otherwise expressly provided, Lessor shall not be required to make any improvements, replacements or repairs of any kind or character to the leased premises during the time of this Lease except such repairs as are set forth in this subparagraph. Lessor shall maintain only the roof, foundation, parking areas, and the structural soundness of the exterior walls (excluding all windows, window glass, plate glass and all doors) of the building in good repair and condition except for reasonable wear and tear. Lessor's costs of maintaining the items set forth in this subparagraph are subject to the additional rental provisions in paragraph 3. Lessee shall repair and pay for any damage caused by the negligence or default of Lessee or Lessee's agents and employees. Lessee shall immediately give written notice of the need for repairs, which repairs shall be made by Lessor beginning not more than fifteen (15) days after written notice by Lessee. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease.

         (b) Lessee shall, at its own cost and expense, maintain all other parts of the building and other improvements on the leased premises in good repair and condition (ordinary wear and tear and casualty excepted), including, but not limited to, plumbing, heating and air conditioning systems, downspouts, fire sprinkler system, dock bumpers, regular mowing and trimming of any grass, pest control and extermination including termite eradication, weed removal and regular removal of debris. Lessee shall take good care of all the property and its fixtures, including all landscaping. Should Lessee neglect to keep and maintain the leased premises, then Lessor shall have the right, but not the obligation, to have the work done and the cost therefor shall be charged to Lessee as additional rental and shall become payable by Lessee with the payment of the rental next due hereunder.

         (c) Lessee shall not allow any damage to be committed on any portion of the leased premises, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the leased premises to Lessor in as good condition as existed at the commencement date or completion date of this Lease, ordinary wear and tear and casualty excepted. The cost and expense of any repairs necessary to restore the condition of the leased premises shall be borne by Lessee, and if Lessor undertakes to restore the leased premises it shall have a right of reimbursement against Lessee.

         (d) All requests for repairs or maintenance that the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address set forth below.

         (e) If after the date hereof, Lessee or its employees, agents, or contractors shall ever violate the provisions of Paragraph 7 below (that apply to Lessee regarding toxic or hazardous materials), or if Lessee's acts, negligence, breach of this provision or business operations directly and materially expand the scope of any contamination from toxic or hazardous materials, then Lessee shall clean-up, remove and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules and regulations and repair any damage to the leased premises or building within such period of time as may be responsible under the circumstances after written notice by Lessor, provided that such work shall commence not later than thirty (30) days from such notice and be diligently and continuously carried to completion by Lessee or Lessee's designated contractors. Lessee shall notify Lessor of its method, time and procedure for any clean-up or removal of toxic or hazardous materials under this provision; and Lessor shall have the right to require reasonable changes in such method, time or procedure or to require the same to be done after normal business hours or when the building is otherwise closed (i.e., weekends or holidays).

5. MAINTENANCE CONTRACT: Lessee shall, at its sole cost and expense, during the term of this Lease maintain a regularly scheduled preventative maintenance/service contract with a maintenance contractor for the servicing of all heating and air conditioning systems and equipment within the leased premises. The maintenance contractor and contract must include all services suggested by the equipment manufacturer. In the event this service contract is not provided, then Lessor shall have the right, but not the obligation, to have the work done and the cost therefor shall be charged to Lessee as additional rental and shall become payable by Lessee with the payment of the rental next due hereunder.

6. SIGNS: Lessee shall allow Lessee to keep in place any existing signs relating to Lessee's business as of the date hereof. No additional Lessee signs or other objects shall be attached to the building or canopy.

7. USAGE: Lessee warrants and represents to Lessor that the leased premises shall be used and occupied only for the purposes of office/warehouse. Lessee shall occupy the leased premises, conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful and reputable. Without Lessor's prior written consent, Lessee shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable. Lessee shall not commit, or suffer to be committed any waste on the leased premises.

         Neither Lessee nor Lessor shall ever knowingly permit to remain in, incorporate into, use, or otherwise place or dispose of at the leased premises or in the building or project any toxic or hazardous materials in concentrations or levels sufficient that by the then applicable EPA, OSHA or other applicable governmental standards cause the specific materials so identified to be classified or identified as toxic or hazardous materials unless (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with highest accepted industry standards for safety, storage, use and disposal, (iii) such materials are for use in the ordinary course of business (i.e. as with office or cleaning supplies), (iv) notice of and a copy of the current material safety data sheet is provided to the other party for each such hazardous or toxic material and (v) such materials are handled and disposed of in accordance with all applicable governmental laws, rules and regulations. If after the date hereof Lessor or Lessee ever obtains knowledge of the presence in the leased premises or the building or the project of such toxic or hazardous materials which affect the leased premises, the party having knowledge shall notify the other party thereof in writing promptly after obtaining such knowledge. For purposes of this Lease, hazardous or toxic materials shall mean hazardous or toxic chemicals or any materials containing hazardous or toxic chemicals at levels or content which cause such materials to be classified as hazardous or toxic as then prescribed by the prevalent industry practice and standards or by the then current levels or content as set from time to time by EPA or OSHA or as defined under 29 CFR 1910 or 29 CFR 1925 or other applicable governmental laws, rules or regulations.

8. INSURANCE: Lessee shall not permit the leased premises to be used in any way which would, in opinion of Lessor, be extra hazardous on account of fire or otherwise which would in any way increase or render void the fire insurance on leasehold improvements or contents in the building belonging to other tenants in the building. If at any time during the term of this Lease the State Board of Insurance or other insurance authority disallows any of Lessor's sprinkler credits or imposes an additional penalty or surcharge in Lessor's insurance premiums because of Lessee's original or subsequent placement or use of storage racks or bins, method of storage or nature of Lessee's inventory or any other act of Lessee, Lessee agrees to pay as additional rental the increase (between fire walls) in Lessor's insurance premiums.

9. UTILITY SERVICE: Lessor shall provide the normal utility service connections into the leased premises. Lessee shall pay the cost of all utility services, including, but not limited to, initial connection charges, all charges for gas, water and electricity used on the leased premises, and for all electric light lamps or tubes. Lessee shall pay all costs caused by Lessee introducing the cost of such excessive pollutants or solids other than ordinary human waste into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any such pollutants or solids. Lessee shall be responsible for all installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices as may be required by any governmental subdivision for Lessee's use of the sanitary sewer system. Lessor shall not be required to pay for any utility services, supplies or upkeep in connection with the leased premises.

10. COMPLIANCE WITH LAWS, RULES AND REGULATIONS: Lessee, at Lessee's expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the leased premises. Lessee will comply with the rules of the building adopted by Lessor which are set forth on a schedule attached to this Lease. Lessor shall have the right at all times to change the rules and regulations of the building or to amend them in any reasonable manner as may be deemed advisable for the safety, care and cleanliness, and for the preservation of good order, of the leased premises. All changes and amendments in the rules and regulations of the building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

11. ALTERATIONS AND IMPROVEMENTS: Lessee shall not make or allow to be made any alterations or physical additions in or to the leased premises without first obtaining written consent of Lessor. Any alterations, physical additions or improvements to the leased premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease. Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the leased premises to the condition existing at the time Lessee took possession, all costs of removal and/or alterations to be borne by Lessee. This clause shall not apply to moveable equipment or furniture owned by Lessee which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture is not then subject to any other rights, liens and interests of Lessor.

12. CONDEMNATION: (a) If, during the term (or any extension or renewal) of this Lease, all or a substantial part of the leased premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purposes for which the leased premises are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority.

         (b) In the event a portion of the leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph (a) above, Lessor may, at Lessor's sole risk and expense, restore and reconstruct the building and other improvements on the leased premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances.

13. FIRE AND CASUALTY: (a) If the leased premises should be totally destroyed by fire or other casualty, or if the leased premises should be so damaged so that rebuilding cannot reasonably be completed within ninety (90) working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

         (b) If the leased premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within ninety
(90) working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, but Lessor may at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements to substantially the same condition in which they existed prior to the damage. If the leased premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Lessee, its agents, employees, invitees or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the leased premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within ninety (90) working days from the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease shall cease to exist.

14. PROPERTY INSURANCE: Lessor shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the building against all risk of direct physical loss in an amount equal to ninety percent (90%) of the full replacement cost of the building structure and its improvements as of the date of the loss (and at Lessors option, loss of rents attributable to such loss); provided, that Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee or which Lessee may have upon or within the leased premises or any fixtures installed by or paid for by Lessee upon or within the leased premises or any additional improvements which Lessee may construct on the leased premises.

15. WAIVER OF SUBROGATION: Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the leased premises, improvements to the building of which the leased premises are a part, or personal property (contents) within the building, by reason of fire or the elements regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company which has issued to its policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this paragraph.

16. HOLD HARMLESS: Lessor shall not be liable to Lessee's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the leased premises caused by the negligence or misconduct of Lessee, its agents, servants or employees, or of any other person entering upon the leased premises under express or implied invitation by Lessee, or caused by the building and improvements located on the leased premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the leased premises. Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury. Lessee shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring both Lessor as its interest may appear with respect to the premises and Lessee against all claims, demands or actions arising out of or in connection with: (i) the premises; (ii) the condition of the premises; (iii) Lessee's operations in the maintenance and use of the premises; and (iv) Lessee's liability assumed under this Lease, the limits of such policy or policies to be in the amount of not less than $300,000 per occurrence in respect of injury to persons (including death), and in the amount of not less than $50,000 per occurrence in respect of property damage or destruction, including loss of use thereof.

Certificates of Insurance evidencing such coverage shall be delivered to Lessor upon request. [This paragraph shall be revised so that the indemnity shall be mutual.]

17. QUIET ENJOYMENT: Lessor warrants that it has full right to execute and to perform this Lease and to grant the estate demised and that Lessee, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the leased premises during the full term of this Lease as well as any extension or renewal thereof. Lessor shall not be responsible for the acts or omissions of any other Lessee or third party that may interfere with Lessee's use and enjoyment of the leased premises.

18. LESSOR'S RIGHT OF ENTRY: Lessor shall have the right, at all reasonable hours upon reasonable notice to Lessee, to enter the leased premises for the following reasons: inspection; cleaning or making repairs; or determining if an event of default under this Lease has occurred. During the final one hundred fifty days of the lease term, Lessor and its authorized agents shall have the right to erect and maintain on or about the leased premises customary signs advertising the property for lease or for sale.

19. ASSIGNMENT OR SUBLEASE: Lessor shall have the right to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this Lease. Lessee shall not assign this Lease or sublet all or any part of the leased premises without the prior written consent of Lessor (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, Lessee may transfer and assign its rights and obligations, in whole or in part under this lease to any affiliate of Lessee without the consent of Lessor provided that such affiliate maintains the insurance required to be maintained by Lessee hereunder and if requested by Lessor shall provide Lessor with a Certificate of Insurance evidencing such coverage. In the event of any assignment or subletting, Lessee shall nevertheless at all times remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as defined below, if all or any part of the leased premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or subtenant all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor shall have a security interest in all properties on the leased premises to secure payment of such sums. Any collection directly by Lessor from the assignee or subtenant shall not be construed to constitute a novation or a release of Lessee from the further performance of its obligations under this Lease. Nothing contained herein shall allow any assignee or sublessee of Lessee to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this Lease whatsoever.

20. DEFAULT BY LESSEE: The following shall be deemed to be events of default by Lessee under this Lease:







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

         (a) Lessee shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease and such failure shall continue for a period of five (5) days after receiving written notice of such failure;

[Paragraphs (b) and (d) shall be revised to give Lessee a 30 day right to cure and paragraph (c) shall be revised to give Lessee a 60 day right to cure.]

         (b) Lessee shall fail to comply with any term, provision or covenant of this Lease.

         (c) Lessee shall file a petition or be adjudged bankrupt or insolvent under the National Bankruptcy Act, as amended, or any similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets or Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or

         (d) Lessee shall do or permit to be done any act which results in a lien being filed against the leased premises or the building and/or project of which the leased premises are a part.

21. REMEDIES FOR LESSEE'S DEFAULT: Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand:

         (a) Terminate this Lease, in which event Lessee shall immediately surrender the leased premises to Lessor, and if Lessee fails to surrender the leased premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel, or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for prosecution of any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of the Lease under this subparagraph, whether through inability to relet the leased premises on satisfactory terms or otherwise.

         (b) Enter upon and take possession for the leased premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages, and relet the leased premises on behalf of the Lessee and receive directly the rent by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the leased premises.

         (c) Enter upon the leased premises, by picking or changing locks if necessary, without being liable for prosecution of any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any reasonable expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under the subparagraph caused by the negligence of Lessor or otherwise.







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

         (d) In the event Lessor exercises any of it rights provided herein and Lessee subsequently cures such default, Lessor shall be entitled to receive a service charge of one hundred dollars from Lessee for its time and expense in addition to any other amounts owed hereunder, prior to allowing the Lessee to re-enter and re-occupy the premises.

22. WAIVER OF DEFAULT OR REMEDY: Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in paragraph 25 above shall not preclude pursuit of any of one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy provided constitute forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

23. ACTS OF GOD: Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

24. ATTORNEY'S FEES: In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the leased premises, Lessee agrees to pay Lessor reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not.

25. HOLDING OVER: In the event of holding over by Lessee after the expiration or termination of this Lease, the holdover shall be as a tenant at will and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as rental for the period of such hold over an amount equal to one and one-half the rent which would have been payable by Lessee had the hold over period been a part of the original term of this Lease. Lessee agrees to vacate and deliver the leased premises to Lessor upon Lessee's receipt of notice from Lessor to vacate. The rental payable during the hold over period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease except as otherwise expressly provided.

26. RIGHTS OF FIRST MORTGAGE: Lessee accepts this Lease subject and subordinate to any recorded first mortgage or deed of trust lien presently existing or hereafter created upon the leased premises provided Lessor provides Lessee with a Subordination Nondisturbance and Attornment agreement executed by the lien holder in a form reasonably acceptable to Lessee. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee's interest under this Lease to any first mortgage or deed of trust lien hereafter placed on the leased premises, and Lessee agrees upon demand to execute additional instruments subordinating this

Lease as Lessor may require provided Lessor provides Lessee with a Subordination Nondisturbance and Attornment agreement executed by the lien holder in a form reasonably acceptable to Lessee.

27. ESTOPPEL CERTIFICATES: Lessee agrees to furnish promptly, from time to time, upon request of Lessor or Lessor's mortgagee, a statement certifying, if applicable, that Lessee is in possession of the leased premises; the leased premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor or Lessor's mortgagee.

28. SUCCESSORS: This Lease shall be binding upon an inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the leased premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Lessee hereunder agrees to attorn to the then owner of the leased premises.

29. RENT TAX: If applicable in the jurisdiction where the leased premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levies or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

30. DEFINITIONS: The following definitions apply to the terms set forth below as used in this Lease:

         (a) An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

         (b) The "commencement date" shall be the date set forth in paragraph 2. The "commencement date" shall constitute the commencement of this Lease for all purposes, whether or not Lessee has actually taken possession.

         (c) "Real property tax" means all school, city, state and county taxes and assessments including special district taxes or assessments.







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

         (d) "Square feet" or "square foot" as used in this Lease includes the area contained within the space occupied by Lessee.

         (e) "Pro rata share" shall be ________% which represents the ratio of the Demised Premises (_______ square feet) to the total area of the Project (_______ square feet).

31. MISCELLANEOUS: The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraph. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Lease, and such other provisions shall continue in full force and effect.

32. NOTICE: (a) All rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth below:

         (b) All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth below, or at any other address within the United States as Lessee may specify from time to time by written notice.

         (c) Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out below:

         LESSOR:                          LESSEE:  (Legal Address)

         Parker Equities, Inc.            ----------------------------------
         a Texas Corporation              ----------------------------------
         300 Crescent Court, #855         ----------------------------------
         Dallas, Texas  75201             ----------------------------------

33. ENTIRE AGREEMENT AND LIMITATION OF WARRANTS: IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES: THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATION, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OF THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. IT IS LIKEWISE AGREED THAT THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY BOTH LESSOR AND LESSEE.

34. OTHER PROVISIONS:

         (a) Warehouse Buildings Rules and Regulations Exhibit "A"






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





SIGNED AT                  , this        day of        , 19   .
          -----------------       ------        -------    ---

LESSOR:                                            LESSEE:

Parker Equities, Inc.
                                                   ----------------------------


------------------------------                     ----------------------------
BY:  Jeff P. Howle                                 BY:

                                                   ----------------------------
                                                   (TYPE NAME AND TITLE)

                                                   AGENT FOR LESSOR:

                                                   ----------------------------

                                                   ----------------------------
                                                   BY:

                               WAREHOUSE BUILDINGS
                              RULES AND REGULATIONS
                                   EXHIBIT "A"

1. Lessor agrees to furnish Lessee two keys for each lock existing upon the entrance doors when Tenant assumes possession without charge.

Additional keys will be furnished at a nominal charge.

2. Lessee will refer all contractors, contractor's representatives and installation technicians, rendering any service on or to the leased premises for Lessee, to Lessor for Lessor's approval and supervision before performance of any contractual service. This provision shall apply to all work performed on or about the leased premises or project, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment of any other physical portion of the leased premises or project.

3. Lessee shall not at any time occupy any part of the leased premises or project as sleeping or lodging quarters.

4. Lessee shall not place, install or operate on the leased premises or in any part of Building, stove or cook for commercial purposes thereon or therein, or place or use in or about the leased premises any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Lessor.

5. Lessor will not be responsible for lost or stolen personal property, equipment, money or jewelry from the leased premises or the project regardless of whether such loss occurs when area is locked against entry or not.

6. No dogs, cats, fowl or other animals shall be brought into or kept in or about the leased premises or project.

7. Employees of Lessor shall not receive or carry messages for or to any Lessee or other person, nor contract with or render free or paid services to any Lessee or Lessee's agents, employees or invitees.

8. None of the parking, recreation or lawn areas, entries, passages, doors shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area be used by Lessee's agents, employees or invitees at any time for purposes inconsistent with their designation by Lessor.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or by the defacing of injury of any part of the Building shall be borne by the person who shall occasion it.

10. Nothing shall be thrown out of the windows or doors of the Building.

11. Lessee shall not leave any vehicle in a state of disrepair (including, without limitation, flat tires, out of date inspection stickers or license plates) on the leased premises or project. If Lessee or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Lessor, after posting written notice on the vehicle of such violation, Lessor shall have the right to remove such vehicles at vehicle owner's expense.

12. Lessee shall not make penetrations or alterations to the roof, exterior walls, or the foundation without express written consent from the Lessor. No equipment, antenna of any kind may be installed on any portion of the roof or exterior portion of the Building without express written consent from the Lessor.

13. No temporary or permanent signs may be erected on or about the premises without express written consent from the Lessor.

14. Canvassing, peddling, soliciting and distribution of hand bills or any other written material in the Building or in the Building's parking areas are prohibited, and each Lessee shall cooperate to prevent the same.

15. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

16. The alleyways and sidewalks of the building shall not be used by Lessee for any purpose other than ingress to or egress from the demised premises.

17. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the building, and for the preservation of good order therein.

18. Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Lessee or Lessees nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the Lessees in the Building.

It is Lessor's desire to maintain in the Building the highest standard of dignity and good taste consistent with comfort and convenience for Lessees.
Any action or condition not meeting this high standard should be reported directly to Lessor. Your cooperation will be mutually beneficial and sincerely appreciated. The Lessor reserves the right to make such other and further reasonable Rules and Regulations as in its judgment may from time to time be needful, for the safety, care and cleanliness of the leased premises, and for the preservation of good order herein.






                                        2